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                             AMENDMENT NUMBER 17 TO
                        PRINCIPAL UNDERWRITING AGREEMENT

     Pursuant to the Principal Underwriting Agreement between HARTFORD SECURITIES DISTRIBUTION COMPANY, INC. and THE HARTFORD MUTUAL FUNDS, INC. (formerly known as ITT Hartford Mutual Funds, Inc.) dated July 22, 1996, as amended and as assigned to Hartford Investment Financial Services, LLC (formerly known as Hartford Investment Financial Services Company) on November 1, 1998 (the "Agreement"), THE HARTFORD GLOBAL EQUITY FUND (the "Fund") is hereby included as a new Fund, to which all provisions in the Agreement shall apply.

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed as of March 1, 2008.

                                     HARTFORD INVESTMENT FINANCIAL SERVICES, LLC


                                     By: /s/ Robert Arena
                                         ------------------------------------
                                     Name: Robert Arena
                                     Title: Manager,
                                            Senior Vice President/
                                            Business Line Principal


                                     THE HARTFORD MUTUAL FUNDS, INC.


                                     By: /s/ Robert Arena
                                         ------------------------------------
                                     Name: Robert M. Arena
                                     Title: Vice President